Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

Afya Ltd

Table 1: Newly Registered Securities

Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A Common Shares, nominal value US $0.00005 per common share	(1)	Other	3,393,220	$14.08	$47,776,538.00	0.0001381	$6,597.94
Equity	Class A Common Shares, nominal value US $0.00005 per common share	(2)	Other	987,016	$14.08	$13,897,185.00	0.0001381	$1,919.20

Total Offering Amounts:						$61,673,723.00		8,517.14
Total Fee Offsets:								0.00
Net Fee Due:								$8,517.14

__________________________________________
Offering Note(s)

(1)	Amount registered represents 3,393,220 Class A Common Shares, nominal value US $0.00005 per common share (“Common Shares”), of Afya Limited (the “Registrant”) that are reserved for issuance under the Amended and Restated Stock Option Plan of Afya Limited (the “Stock Option Plan”) and any additional Common Shares that become issuable under the Stock Option Plan by reason of any share dividend, share split, or other similar transaction pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Amount registered represents 987,016 Common Shares that are reserved for issuance under the Restricted Stock Plan of Afya Ltd. (the “Restricted Stock Plan”) and any additional Common Shares that become issuable under the Restricted Stock Plan by reason of any share dividend, share split, or other similar transaction pursuant to Rule 416(a) under the Securities Act.

The proposed maximum offering price per unit is estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act solely for the purpose of computing the registration fee, based on the average of the high and low prices reported for a Common Share on NASDAQ on November 7, 2025.

Amount of Registration Fee is rounded up to the nearest penny.

The Registrant does not have any fee offsets.